EXHIBIT 10.1

FIRST AMENDMENT
TO
CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “First Amendment”) is dated as of October 29, 2002, and is entered into by and among GEORGIA-PACIFIC CORPORATION, a Georgia corporation (the “Company”), each of the Lenders (as defined in the Credit Agreement referred to below) signatory hereto, and BANK OF AMERICA, N.A., as administrative agent for itself and the Lenders (in its capacity as administrative agent, the “Administrative Agent”).

RECITALS

A.    The Company, the Lenders party thereto, and the Administrative Agent are parties to the Credit Agreement (Senior Capital Markets Bridge Facility), dated as of August 16, 2002 (the “Credit Agreement”), pursuant to which the Administrative Agent and the Lenders have extended a credit facility to the Company.

B.    The Company has requested that the Lenders agree to amendments to the Credit Agreement as set forth herein.

C.    The Lenders are willing to amend the Credit Agreement, subject to the terms and conditions of this First Amendment.

NOW, THEREFORE, in consideration of the agreements and provisions herein contained and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto do hereby agree as follows:

Section 1.  Definitions.  Any capitalized term used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

Section 2.  Amendments to Credit Agreement.  The Credit Agreement is hereby amended, effective as of the date of this First Amendment becomes effective in accordance with Section 4 hereof, as follows:

2.01    Amendment to Section 1.01.

(a)    The definition of “Principal Subsidiary” in Section 1.01 of the Credit Agreement is hereby amended by deleting such definition in its entirety and inserting the following new definition in replacement thereof:

“Principal Subsidiary” means each of the following: each of the Persons identified on Schedule 1.01(B) so long as such Person remains a Subsidiary of the Company; any Subsidiary of the Company designated by the Company as a “Principal Subsidiary”; and any other Subsidiary of the

Company having assets constituting at least 10% of the Total Assets.

Schedule 1.01(B) is attached hereto as Exhibit B.

2.02    Amendments to Section 8.04.  Section 8.04 of the Credit Agreement is hereby amended as follows:

(a)    Section 8.04 of the Credit Agreement is hereby amended as follows: by deleting the word “or” after subsection (f) therein.

(b)  Section 8.04(g) of the Credit Agreement is hereby amended by deleting such Section 8.04(g) in its entirety and inserting in replacement thereof the following new Section 8.4(g):

(g) the Company may contribute, distribute or dividend all of its holdings of capital stock of Unisource to a Principal Subsidiary; provided that (i) such Principal Subsidiary (A) is a direct or indirect wholly-owned Subsidiary of the Company and (B) has executed and delivered, or caused to be executed and delivered, all relevant documentation of the types set forth in clauses (a) and (b) in Section 7.13, and (ii) immediately after giving effect to such contribution, distribution or dividend, all of the capital stock of Unisource constitutes all or substantially all the assets of such Principal Subsidiary; or

(c)    Section 8.04 of the Credit Agreement is hereby amended by adding the following new subsection (h) to such Section 8.04:

(h) the Company may lease (as a lessor or sublessor) any warehouse or distribution facility, including any office space contained therein, to a Restricted Subsidiary or a Principal Subsidiary so long as (A) such lease does not materially interfere with the conduct of the business of the Company and (B) such lease is on fair and reasonable terms and conditions substantially as favorable to the Company as would be obtainable by the Company at the time in a comparable arm’s length transaction with a Person other than an Affiliate of the Company.

2.03  Amendment to Section 8.08.  Section 8.08 of the Credit Agreement is hereby amended by deleting such Section 8.08 in its entirety and inserting the following new Section 8.08 in replacement thereof:

“8.08    Leverage Ratio.  The Company shall not permit the Leverage Ratio as of the end of any fiscal quarter of the Company set forth below to be greater than the percentage set forth below opposite such fiscal quarter:

Fiscal Quarter Ending On:	Percentage
December 28, 2002	70.00%
March 29, 2003	70.00%
June 28, 2003	67.50%
September 27, 2003	67.50%

2.04    Amendment to Section 8.10.  Section 8.10 of the Credit Agreement is hereby amended by deleting such Section 8.10 in its entirety and inserting the following new Section 8.10 in replacement thereof:

“8.10    Interest Coverage Ratio.  The Company shall not permit the Interest Coverage Ratio as of the end of any fiscal quarter of the Company set forth below to be less than the ratio set forth opposite such fiscal quarter:

Fiscal Quarter Ending On:	Ratio
December 28, 2002	2.50 to 1.00
March 29, 2003	2.50 to 1.00
June 28, 2003	2.75 to 1.00
September 27, 2003	2.75 to 1.00

2.05    Amendment to Section 10.12.  Section 10.12 of the Credit Agreement is hereby amended by deleting such Section 10.12 in its entirety and inserting the following new Section 10.12 in replacement thereof:

10.12    Release from Subsidiary Guaranty.  The Administrative Agent is hereby authorized and directed to release any Principal Subsidiary from the Subsidiary Guaranty (Senior Capital Markets Bridge Facility) in connection with any disposition or merger of such Principal Subsidiary permitted hereunder or any sale of all or substantially all of the assets of such Principal Subsidiary permitted hereunder. In addition, if more than 50% of the capital stock or other ownership interest of Unisource or of Unisource Parent is sold to the extent permitted hereunder, then the Administrative Agent is hereby authorized and directed to (i) release Unisource from the Subsidiary Guaranty (Senior Capital Markets Bridge Facility), in the case of the sale of more than 50% of the capital stock of Unisource, or (ii) release both Unisource Parent and Unisource from the Subsidiary Guaranty (Senior Capital Markets Bridge Facility), in the case of the sale of more than 50% of the capital stock or other ownership interest of Unisource Parent.

Section 3.    Representations and Warranties.  In order to induce the Administrative Agent and the Lenders to enter into this First Amendment, the Company hereby represents and warrants that:

3.01    No Default.  At and as of the date of this First Amendment and at and as of the Effective Date and both prior to and after giving effect to this First Amendment, no Default or Event of Default exists.

3.02    Representations and Warranties True and Correct.  At and as of the date of this First Amendment and at and as of the Effective Date and both prior to and after giving effect to this First Amendment, each of the representations and warranties contained in the Credit Agreement and the other Loan Documents is true and correct in all respects.

3.03    Corporate Power, Etc.

(a)    The Company (i) has all requisite corporate power and authority to execute and deliver, and to perform its obligations under, this First Amendment and (ii) has taken all corporate action necessary to authorize the execution and delivery by it of, and the performance by it of its obligations under, this First Amendment.

(b) Each of the Principal Subsidiaries party to the Consent (as such term is defined in Section 4.01(b) hereof) (i) has all requisite corporate power and authority to execute, deliver and perform the Consent and (ii) has taken all action, corporate or otherwise, necessary to authorize the execution, delivery and performance by such Principal Subsidiary of the Consent.

3.04    No Conflict.  The execution, delivery and performance by the Company of this First Amendment and the execution, delivery and performance by each of the Principal Subsidiaries of the Consent, in each case will not (i) conflict with or result in any breach or violation of any provision of the certificate or articles of incorporation or by-laws (or other organizational documents) of the Company or any of its Subsidiaries, (ii) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of a Lien upon any of the properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or to which any of their respective properties or assets are subject, (iii) require any consent, approval, authorization or permit of, or filing with or notification to, any third party or any Governmental Authority, or (iv) violate any order, writ, injunction, decree, judgment, ruling, law, statute, rule or regulation of any Governmental Authority.

3.05    Binding Effect.

(a)    This First Amendment has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors’ rights generally, and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)    The Consent has been duly executed and delivered by each Principal Subsidiary party thereto, and constitutes the legal, valid and binding obligation of such Principal Subsidiary enforceable against such Principal Subsidiary in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors’ rights generally, and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 4.    Conditions.  This First Amendment and the effectiveness of the amendments set forth in Section 2 hereof shall be effective as of October 29, 2002 (the “Effective Date”) upon the satisfaction in full in the judgment of the Administrative Agent and the Required Lenders of each of the following conditions precedent set forth in this Section 4:

4.01     Execution of the First Amendment and Receipt of other Documents.

(a)    The Company, the Administrative Agent and the Required Lenders shall have executed an original counterpart of this First Amendment and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent.

(b)    The Administrative Agent shall have received an original or facsimile counterpart of the Guarantor Acknowledgment and Consent in the form of Exhibit A attached hereto (the “Consent”) duly executed and delivered by each of the Principal Subsidiary parties thereto.

4.02     Fees and Expenses.  The Company shall have paid to the Administrative Agent all unpaid costs and expenses (including reasonable fees and expenses of counsel for the Administrative Agent) incurred by the Administrative Agent in connection with the Credit Agreement and any other Loan Document.

Section 5.  General Confirmations and Amendments.

5.01     Continuing Effect.  Except as specifically provided herein, the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms and are hereby ratified and confirmed in all respects.

5.02    No Waiver.  This First Amendment is limited as specified and the execution, delivery and effectiveness of this First Amendment shall not operate as a modification, acceptance or waiver of any provision of the Credit Agreement or any other Loan Document, except as specifically set forth herein.

5.03    References.

(a)    From and after the Effective Date, (i) the Credit Agreement, the other Loan Documents and all agreements, instruments and documents executed and delivered in connection with any of the foregoing shall each be deemed amended hereby to the extent necessary, if any, to give effect to the provisions of this First Amendment and (ii) all of the terms and provisions of this First Amendment are hereby incorporated by reference into the Credit Agreement as if such terms and provisions were set forth in full therein.

(b)    From and after the Effective Date, (i) all references in the Credit Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended hereby and (ii) all references in the Credit Agreement, the other Loan Documents or any other agreement, instrument or document executed and delivered in connection therewith to “Credit Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended hereby.

Section 6.  Miscellaneous.

6.01    Governing Law.  THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6.02    Severability.  The provisions of this First Amendment are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this First Amendment in any jurisdiction.

6.03    Counterparts.  This First Amendment may be executed in any number of counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

6.04    Headings.  Section headings in this First Amendment are included herein for convenience of reference only and shall not constitute a part of this First Amendment for any other purpose.

6.05    Binding Effect; Assignment.  This First Amendment shall be binding upon and inure to the benefit of the Company, the Administrative Agent and the Lenders and their respective successors and assigns; provided, however, that the rights and obligations of the Company under this First Amendment shall not be assigned or delegated without the prior written consent of the Administrative Agent and the Lenders.

6.06    Expenses.  The Company agrees to pay the Administrative Agent upon demand for all reasonable expenses, including reasonable fees of attorneys and paralegals for the Administrative Agent (who may be employees of the Administrative Agent), incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this First Amendment and any other document required to be furnished herewith.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

GEORGIA-PACIFIC CORPORATION

By:	/s/ Phillip M. Johnson
Name	Phillip M. Johnson
Title:	Vice President and Treasurer

BANK OF AMERICA, N.A., as Administrative Agent and as a Lender

By:	/s/ Michael Balok
Name	MICHAEL BALOK
Title:	Managing Director

GOLDMAN SACHS CREDIT PARTNERS L.P., as a Lender

By:	/s/ Edmund Kearns
Name	Edmund Kearns
Title:	Authorized Signatory

[Signature page to First Amendment]